[FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP LETTERHEAD]


                                November 4, 1997


Holt's Cigar Holdings, Inc.
12270 Townsend Road
Philadelphia, PA 19154

     Re: Registration Statement on Form S-1
         under the Securities Act of 1933, as amended
         --------------------------------------------


Gentlemen:

     In our capacity as counsel to Holt's Cigar Holdings, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-1 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the registration of 2,012,500 shares of Common Stock (the "Shares") of the Company.

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the foregoing and upon the consummation of the Plan of Reorganization described in the Registration Statement, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Shares have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Company.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Fox, Rothschild, O'Brien & Frankel, LLP
                                        ---------------------------------------
                                        Fox, Rothschild, O'Brien & Frankel, LLP